UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2016

QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2016, our Board of Directors appointed Sarah R. Tomolonius to serve as a Class II director.  The Board of Directors has determined that Ms. Tomolonius qualifies as an independent director as defined by the listing standards of the Nasdaq Stock Market and by the Securities and Exchange Commission.

Ms. Tomolonius has served as Vice President, Marketing and Investor Relations for Arlon Group, a food and agriculture investment firm, since December 2012, and served as Senior Professional, Management Reporting & Analytics from December 2010 to December 2012.  From October 2008 to December 2010, Ms. Tomolonius served as Associate, Investor Relations for Citi Private Equity, a private equity group that was acquired by StepStone Group in October 2010.  Ms. Tomolonius served as a summer associate at Birinyi Associates, a stock market research and money management firm, from May 2008 to August 2008.  From October 2005 to September 2007, Ms. Tomolonius served as Research Analyst, Corporate & Public Affairs Group of Edelman, a global public relations firm.  Ms. Tomolonius served as Program Assistant, Water & Coastal Program of Natural Resources Defense Council, a non-profit international environmental advocacy group, from October 2002 to September 2005.  Ms. Tomolonius is the co-founder of the Sustainability Investment Leadership Conference.  Ms. Tomolonius also serves as Chair of the Sustainability Committee for the New York Hedge Fund Roundtable.  Ms. Tomolonius currently serves as President of the Board of HeARTs Speak.  Ms. Tomolonius holds a Bachelor of Arts degree in English from Vassar College and a Master of Pubic Administration degree in International Finance and Policy from Columbia University’s School of International and Public Affairs.  Our Board of Directors believes that Ms. Tomolonius’ experience in the environmental and financial industries and her focus on sustainability provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board of Directors.

There are no arrangements or understandings between Ms. Tomolonius and any other person pursuant to which she was selected as a director, and there are no related party transactions with respect to Ms. Tomolonius reportable under Item 404(a) of Regulation S-K.  There are no family relationships between any of our directors, executive officers, and Ms. Tomolonius.

Ms. Tomolonius will receive compensation for her services on our Board of Directors in accordance with board compensation policies in effect from time to time.  In addition, Ms. Tomolonius received a one-time initial grant of options to purchase 12,500 shares of our common stock at an exercise price of $2.15 per share, which options will vest 1/12th on the last day of each month following the date of grant.

We issued a press release announcing the appointment of Ms. Tomolonius on September 27, 2016, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)Financial Statements of Business Acquired.

Not applicable.

(b)Pro Forma Financial Information.

Not applicable.

(c)Shell Company Transactions.

Not applicable.

(d)Exhibits.

Exhibit
NumberExhibits

99.1

Press release from Quest Resource Holding Corporation, dated September 27, 2016, entitled “Quest Resource Names Sustainability and Investor Relations Professional Sarah R. Tomolonius to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1

Press release from Quest Resource Holding Corporation, dated September 27, 2016, entitled “Quest Resource Names Sustainability and Investor Relations Professional Sarah R. Tomolonius to Board of Directors”